UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 25, 2008

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control Agreements

The Compensation Committee of the Board of Directors of Avanex Corporation (the “Company”) has approved Change in Control Agreements (each, an “Agreement,” and collectively, the “Agreements”) with each of (i) Giovanni Barbarossa (the “CEO”), (ii) Brad Kolb and Scott Parker (the “Senior Vice Presidents”), and (iii) the Company’s other Vice Presidents (the “Vice Presidents” and collectively with the CEO and the Senior Vice Presidents, the “Executives”).

The Agreements (i) centralize change in control benefits already promised to the Executives in other arrangements, (ii) provide for a uniform benefit package for the Executives should a change in control occur, and (iii) provide for benefits that comply Internal Revenue Code Section 409A.

The Agreements provide for the following:

•

Upon a Change in Control (as such term is defined in the Agreement), fifty percent (50%) of the Executive’s equity awards will, if not already vested, become vested and will otherwise remain subject to the terms and conditions of the applicable equity award agreement;

•

If, within twelve (12) months following a Change in Control, either (i) the Executive is terminated without Cause (as such term is defined in the Agreement) or (ii) the Executive voluntarily resigns for Good Reason (as such term is defined in the Agreement), then the Executive will receive the following:

•

A single lump sum payment of severance equal to either twelve (12) months of the Executive’s salary (in the case of the CEO and the Senior Vice Presidents) or six (6) months of the Executive’s salary (in the case of the Vice Presidents);

•	A bonus payment at target equal to the then current year’s target annual incentive (if any such bonus incentive plan has been established), pro-rated to the date of the Executive’s separation;

•	The vesting of 100% of the Executive’s then outstanding and unvested equity awards; and

•

Payment of premiums for continued health coverage for the Executive pursuant to COBRA (as such term is defined in the Agreement) for a period of either twelve (12) months (in the case of the CEO and the Senior Vice Presidents) or six (6) months (in the case of the Vice Presidents).

The Agreements provide that the Executive’s receipt of the benefits described above will be subject to the following conditions: (i) the Executive signing and not revoking a release of claims in favor of the Company, (ii) the Executive not soliciting any employee of the Company for employment other than at the Company during the Severance Period (as such term is defined in the Agreement), and (iii) the Executive not disparaging the Company during the Severance Period.

The Agreements supersede and replace all prior agreements and arrangements between the Company and the Executives with respect to the matters contained therein.

The above summary of the terms of the Agreements is qualified in its entirety by the form of the Agreement which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Change in Control Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ MARK WEINSWIG
Mark Weinswig Vice President, Finance and Treasurer and Interim Chief Financial Officer

Date: November 25, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change in Control Agreement.